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                                                                   EXHIBIT 10.13


       Purchase and Sale Agreement dated February 23, 1998 by and between
          CytRx Corporation and Alexandria Real Estate Equities, Inc.

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                           PURCHASE AND SALE AGREEMENT

                          AND JOINT ESCROW INSTRUCTIONS

                               FEBRUARY ___, 1998

                                 BY AND BETWEEN

                      ALEXANDRIA REAL ESTATE EQUITIES, INC.

                                      BUYER

                                       AND

                                CYTRX CORPORATION

                                     SELLER










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                           PURCHASE AND SALE AGREEMENT
                          AND JOINT ESCROW INSTRUCTIONS


                  THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "Agreement") is made and entered into as of February __, 1998, by and between ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation ("Buyer"), and CYTRX CORPORATION, a Delaware corporation ("Seller"), for the purposes of setting forth the agreement of the parties and of instructing CHICAGO TITLE INSURANCE COMPANY ("Escrow Agent"), with respect to the transactions contemplated by this Agreement.

                                    RECITALS

                  Upon and subject to the terms and conditions set forth in this Agreement, Seller desires to sell and Buyer desires to purchase the following (collectively, the "Property"): (i) the fee interest in that certain real property located in the City of Norcross, County of Gwinnett, State of Georgia, as legally described on Exhibit "A" attached hereto, together with all rights, privileges and easements appurtenant thereto or used in connection therewith, including, without limitation, all minerals, oil, gas and other hydrocarbon substances thereon, if any, all development rights, air rights, water, water rights and water stock relating thereto, all strips and gores, and all of Seller's right, title and interest in and to any streets, alleys, easements, rights-of-way, public ways, or other rights appurtenant, adjacent or connected thereto or used in connection therewith (collectively, the "Land"); (ii) all buildings, improvements, structures and fixtures now or hereafter included or located on or in the Land (collectively, the "Improvements"), including, without limitation, that certain building commonly known as 154 Technology Parkway ( the "Building"), and all alterations, attached equipment, decorations, fixtures, trade fixtures, additions and improvements, built-in furniture and cabinets, together with all accessories thereto, including, without limitation, all floor and wallcovering, built-in cabinet work and paneling, sinks and related plumbing fixtures, exterior venting fume hoods and walk-in freezers and refrigerators, clean rooms, climatized rooms, ductwork, conduits and electrical panels and circuits now or hereafter located on or in the Land or the Improvements; (iii) all tangible personal property, equipment and supplies (collectively, the "Personal Property") now or hereafter owned by Seller and located on or about the Land or the Improvements or attached thereto or used in connection with the use, operation, maintenance or repair thereof, and designated in Exhibit "B", attached hereto; and (iv) all intangible property (collectively, the "Intangible Property") now or hereafter owned by Seller and used in connection with the operation, maintenance and


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repair of the Land, the Improvements or the Personal Property, including, without limitation, the Tenant Leases and the Service Contracts (each as hereinafter defined), building trademarks and building trade names, architectural, site,


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landscaping or other building and occupancy permits, applications, approvals, authorizations and other entitlements, transferable guarantees and warranties covering the Land and/or Improvements, all contract rights, books, records, reports, test results, environmental assessments, as-built plans, specifications and other similar documents and materials relating to the use or operation, maintenance or repair of the Property or the construction or fabrication thereof, and all transferable utility contracts, but specifically excluding any intangible property related to the operation of Seller's business on the Land and in the Improvements; provided, however, that the ownership or operation of the Land or the Improvements shall not be considered Seller's business.

                                    AGREEMENT

                  In consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree, and instruct Escrow Agent, as follows:

1.    AGREEMENT TO PURCHASE AND SELL.

                  Subject to all of the terms and conditions of this Agreement, Seller agrees to sell, transfer and convey to Buyer, and Buyer agrees to acquire and purchase from Seller, the Property upon the terms and conditions set forth herein.

2.    PURCHASE PRICE.

                  The purchase price for the Property (the "Purchase Price") shall be the sum of One Million Two Hundred Thousand Dollars ($1,200,000), payable as follows:

                  2.1 Deposit. Not later than the date which is three (3) Business Days (as hereinafter defined) after the later of (i) the later of the dates set forth next to Buyer's and Seller's signatures to this Agreement (the "Execution Date"), or (ii) the date of the opening of Escrow (as hereinafter defined), Buyer shall deposit into Escrow the sum of Thirty-Three Thousand One Hundred Twenty-Five Dollars ($33,125) (which amount, together with any and all interest and dividends earned thereon, shall hereinafter be referred to as the "Deposit") by wire transfer, or by certified or bank check, payable to the order of Escrow Agent.

                  Escrow Agent shall invest the Deposit in insured money market accounts, certificates of deposit, United States Treasury Bills or such other


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instruments as Buyer may instruct from time to time. In the event of the consummation of the purchase and sale of the Property as contemplated hereunder, the Deposit shall be paid to Seller at the Closing (as defined in Section 6 below) and credited against the Purchase Price. In the event the sale of the Property is not consummated because of the termination of this Agreement by Buyer in accordance with any right to so terminate provided herein, or the failure of any condition or any other reason except for a default under this Agreement solely on the part of Buyer, the Deposit shall be returned to Buyer.

                  2.2 Balance. On the Closing Date (as defined below), Buyer shall pay to Seller the balance of the Purchase Price over and above the Deposit paid by Buyer under Section 2.1 above, by wire transfer of federal funds to Escrow Agent, net of all prorations and adjustments as provided herein.

3.    OPENING OF ESCROW.

                  Promptly following the Execution Date, Buyer and Seller shall cause a purchase and sale escrow ("Escrow") to be opened with Escrow Agent by delivery to Escrow Agent of a fully executed copy of this Agreement (the "Opening of Escrow"). This Agreement shall constitute escrow instructions to the Escrow Agent as well as the agreement of the parties. Escrow Agent is hereby appointed and designated to act as the Escrow Agent and instructed to deliver, pursuant to the terms of this Agreement, the documents and funds to be deposited into Escrow as herein provided. The parties hereto shall execute such additional escrow instructions, not inconsistent with this Agreement as determined by counsel for Buyer and Seller, as Escrow Agent shall deem reasonably necessary for its protection, including Escrow Agent's general provisions, if any (as may be modified by Buyer, Seller and Escrow Agent). In the event of any inconsistency between this Agreement and such additional escrow instructions, the provisions of this Agreement shall govern.

4.    DUE DILIGENCE

                  4.1 Property Documents. Not later than the date which is five
(5) Business Days after the Execution Date, Seller shall deliver or make available to Buyer, at Seller's sole cost and expense, copies of all materials relating to the Property in Seller's possession or control or in the control or possession of its agents, including, without limitation, all contracts, documents, leases, reports, books, records and other materials relating to the Property to the extent currently in Seller's possession or control or in the control or possession of its agents, as-built plans and specifications, operating statements, income and


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expense records, rent rolls, engineering tests, soil tests, a Phase One environmental/asbestos audit of the Property, a Phase Two environmental audit of the Property, service contracts, structural and mechanical reports, maps, plans, agreements, governmental permits and approvals, appraisals, title policies, surveys, construction warranties, and land studies (collectively, the "Property Documents").

                  4.2 Diligence Tests. At all reasonable times from the Execution Date until the Closing or earlier termination of this Agreement and upon reasonable notice to Seller, Buyer, its agents and representatives shall be entitled at Buyer's sole cost and expense to (i) enter onto the Property during normal business hours to perform any inspections, investigations, studies and tests of the Property, including, without limitation, physical, structural, mechanical, architectural, engineering, soils, geotechnical and environmental/asbestos tests that Buyer deems reasonable; (ii) cause an environmental assessment of the Property to be performed; and (iii) review all Property Documents and examine and copy any and all books and records maintained by Seller or its agents relating to the Property (including, without limitation, all documents relating to utilities, zoning, and the access, subdivision and appraisal of the Property); provided, however, that Buyer shall not conduct or caused to be conducted any testing or inspections to be conducted inside the Building ("Interior Testing") without Seller's consent, which consent shall not be unreasonably withheld, conditioned or delayed. Seller shall be deemed to have consented to any Interior Testing request if no response is received by Buyer within five (5) business days of a written request for such consent.

                  4.3 Tenants. Not later than the date which is ten (10) days after the Execution Date, Seller shall arrange for an introduction of Buyer to any tenant of the Property and shall otherwise assist and cooperate with Buyer in providing Buyer access to such tenants. Buyer and its agents, assigns and employees shall observe and comply with all reasonable requests on the part of tenants at the Property regarding entry into tenant facilities for purpose of inspection. Buyer may conduct such inquiries and investigations of any and all tenants (or prospective tenants) as Buyer, in its sole discretion, deems advisable or necessary. Not later than the date which is fifteen (15) Business Days after the Execution Date, Seller shall undertake a good faith effort to deliver to Buyer estoppel certificates, each substantially in the form of Exhibit "C" attached hereto, executed by each tenant under the Tenant Leases (collectively, the "Estoppel Certificates"). Seller shall have no liability if any such tenant alters or refuses to execute the requested Estoppel Certificate.

                  4.4 Property Questionnaires. Not later than the date which is ten (10) days after the Execution Date, Seller shall deliver to Buyer property questionnaires in the form attached hereto as Exhibit "D" (the "Property


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Questionnaires") completed to the reasonable satisfaction of Buyer.

                  4.5 Termination Right. Buyer shall have the right at any time on or before the date which is forty-five (45) calendar days after the Execution Date (the "Due Diligence Termination Date") to terminate this Agreement if, during the course of Buyer's due diligence investigations of the Property, Buyer determines in its sole and absolute discretion that the Property is not acceptable to Buyer. Buyer may exercise such termination right by delivering written notice of termination to Seller and Escrow Agent on or before the Due Diligence Termination Date. Upon such termination, (i) Escrow Agent shall return the Deposit to Buyer, (ii) Buyer shall pay the cancellation charges of Escrow Agent and Title Company (as hereinafter defined), and (iii) this Agreement shall automatically terminate and be of no further force or effect and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement. If Buyer elects to exercise such termination right, all material Property Documents delivered to Buyer pursuant to Section 4.1 shall be returned to Seller and, so long as no dispute then exists between Buyer and Seller, Buyer shall provide to Seller copies of all non-confidential reports prepared by third parties relating to the Property in connection with this transaction. If Buyer does not exercise such termination in writing on or before the Due Diligence Termination Date, then Buyer's right to terminate this Agreement pursuant to this Section 4.5 shall automatically lapse.

                  4.6 Insurance. Buyer agrees that from the Execution Date through the Due Diligence Termination Date, Buyer shall carry, or cause its agent to carry, workers' compensation and general liability insurance in the amount of $1,000,000 per occurrence, which insurance shall name Seller as an additional insured; upon request, Buyer shall provide Seller with proof of such insurance prior to commencing Buyer's physical inspections of the Property.

                  4.7 Indemnity and Repair. Buyer agrees to indemnify and hold harmless Seller from any losses resulting from any actual damage to the Property or any bodily or personal injury caused by any act of Buyer as a result of the inspections, investigations or tests performed pursuant to Section 4.2 above (the "Diligence Losses") with respect to any such Diligence Losses of which Buyer receives notice not later than the date which is 90 days after the Closing or earlier termination of this Agreement (the "Indemnity Notice Date"), which indemnity shall survive the earlier termination of this Agreement (and shall not be subject to the limitation on damages contained in Section 11) or the Closing; provided, however, that Buyer's indemnity hereunder shall not include any losses, cost, damage or expenses resulting from (x) the acts of Seller, its agents or representatives, or (y) the discovery of any pre-existing condition of


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the Property. In addition, if this Agreement is terminated, Buyer shall repair any damage to the Property caused by Buyer's entry thereon and shall restore the Property substantially to the condition in which it existed prior to such entry; provided, however, that Buyer shall have no obligation to repair any damage caused by Seller's negligence or willful misconduct or to remediate, contain, abate or control any Material of Environmental Concern (as hereinafter defined) or any hazardous defect that existed at the Property prior to Buyer's entry thereon.

                  4.8  Title.

                           4.8.1 Deliveries by Seller. Not later than fifteen
(15) days after the Execution Date, Buyer shall undertake a good faith effort to cause to be delivered to Buyer an ALTA extended coverage preliminary title report (the "PTR") issued by Chicago Title Insurance Company (in such capacity, "Title Company"), together with legible copies of all documents referenced as exceptions therein. Not later than twenty (20) days after the Execution Date, Buyer shall undertake a good faith effort to cause to be prepared and delivered to Buyer (a) a current As-Built American Land Title Association survey of the Property (the "Survey"), in form reasonably satisfactory to Buyer and the Title Company , prepared by a surveyor licensed in the State of Georgia and certified (using a surveyor's certificate in substantially the same form as the certificate attached hereto as Exhibit "E") to Buyer, Title Company and such other persons or entities as Buyer may, in its discretion, request, which Survey shall show any and all matters which Buyer may reasonably require, including, without limitation, all Improvements, all easements, all roads, all utilities, the number of parking spaces, access to and from the Land, and drainage ditches, set-back lines, protrusions, encroachments, and encumbrances affecting the same; and (b) a UCC Search with regard to the Personal Property (the "UCC Search").

                           4.8.2 Buyer's Review of Title. Buyer shall have until
the Due Diligence Termination Date to notify Seller in writing of any objection which Buyer may have to any exception reported in the PTR or matter shown on the Survey or the UCC Search or any updates thereof; provided, however, that if any such updates are received by Buyer, Buyer shall have an additional five (5) Business Days, regardless of the Due Diligence Termination Date, following Buyer's receipt of such update and legible copies of all documents referenced therein to notify Seller of objections to items shown on any such update. Exceptions reported in the PTR and matters shown on the Survey or the UCC Search (or any updates thereof) not objected to by Buyer as provided above shall be deemed to be "Permitted Exceptions." Seller shall have until the fifth (5th) business day after the date on which Buyer delivers such objections, if any,


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to Seller, to notify Buyer in writing as to (a) whether Seller will not remove or cure the objections, (b) whether Seller will remove from title to the Property any exceptions and matters so objected to by Buyer, or (c) whether Seller will obtain for Buyer title insurance insuring over such exceptions or matters, such insurance to be in form and substance satisfactory to Buyer. If Seller informs Buyer that Seller is unwilling or unable to remove or satisfactorily insure over any exceptions or matters objected to by Buyer, Buyer will have five (5) business days to either (a) terminate this Agreement (in which case Escrow Agent shall return the Deposit to Buyer, the parties shall equally share the cancellation charges of Escrow Agent and Title Company, and neither party shall thereafter have any rights or obligations to the other hereunder), (b) discharge any objected to exceptions or matters which can be discharged by the payment of money and to deduct from the cash portion of the Purchase Price the amount reasonably necessary to do so, or (c) proceed to a timely Closing without a reduction in the Purchase Price whereupon such objected to exceptions or matters shall be deemed Permitted Exceptions. Seller shall in any event be required to discharge and remove any and all liens and encumbrances affecting the Property which secure an obligation to pay money (other than installments of real estate taxes not delinquent as of the Closing) and, even though Buyer does not expressly disapprove such liens, such liens and encumbrances shall not be Permitted Exceptions.

                           4.8.3 Condition of Title at Closing. Upon the
Closing, Seller shall sell, transfer and convey to Buyer indefeasible fee simple title to the Land and the Improvements thereon by a duly executed and acknowledged limited warranty deed in the form of Exhibit "F" attached hereto (the "Deed"), subject only to the Permitted Exceptions. Prior to Closing, Seller shall not take any action or commit or voluntarily suffer any acts which would give rise to a variance from the current legal description of the Land, or cause the creation of any exception or encumbrance against or respecting the Land without the prior written consent of Buyer, which consent Buyer may withhold in its sole discretion. Nothing in this Section 4.8.3 shall preclude Buyer from disapproving title matters in accordance with the provisions of Section 4.8.2 above.

5.    CONDITIONS PRECEDENT TO CLOSING.

                  5.1 Buyer's Conditions. The obligation of Buyer to render performance under this Agreement is subject to the following conditions precedent (and conditions concurrent, with respect to deliveries to be made by the parties at Closing) ("Buyer's Conditions"), which conditions may be waived, or the time for satisfaction thereof extended, by Buyer only in a writing executed by Buyer; provided, however, that any such waiver shall not affect Buyer's ability to pursue any remedy it may have with respect to any breach hereunder by Seller:


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                           5.1.1 150 Technology Parkway. Concurrent herewith,
Buyer has entered into a purchase and sale agreement with Proceutics, Inc., a Delaware corporation for the adjoining property commonly known as 150 Technology Parkway (the "Proceutics Purchase Agreement"). The transaction contemplated by the Proceutics Purchase Agreement shall close concurrently with the transaction contemplated by this Agreement.


                           5.1.2 Title. Title Company shall be prepared and
irrevocably committed to issue (a) to Buyer an American Land Title Association extended coverage owner's policy of title insurance in favor of Buyer in an amount equal to the Purchase Price showing indefeasible fee simple title to the Property vested in Buyer, with those endorsements reasonably requested by Buyer, subject only to the Permitted Exceptions (collectively, the "Owner's Title Policy").

                           5.1.3 Seller's Due Performance. All of the
representations and warranties of Seller set forth herein shall be true and correct as of the Closing Date, and Seller, on or prior to the Closing Date, shall have complied with and/or performed all of the obligations, covenants and agreements required on the part of Seller to be complied with or performed pursuant to the terms of this Agreement, including, without limitation, the deliveries required to be made by Seller pursuant to Section 6.2 hereof. On the Closing Date, Seller shall deliver a certificate, in the form of Exhibit "G" attached hereto (the "Seller's Certificate"), to Buyer certifying that (i) all of the representations, covenants and warranties of Seller made in or pursuant to this Agreement are true, accurate, correct and complete as of the Closing, and (ii) all conditions to the Closing that Seller was to satisfy or perform have been satisfied and performed.

                           5.1.4 Physical Condition of Property. Subject to the
provisions of Section 10 below, the physical condition of the Property shall be substantially the same on the Closing Date as on the Execution Date, except for reasonable wear and tear and any damages due to any act of Buyer or Buyer's representatives.

                           5.1.5 Bankruptcy. No action or proceeding shall have
been commenced by or against Seller under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors and no attachment, execution, lien or levy shall have attached to or been issued with respect to the Property or any portion thereof.

                           5.1.6 Estoppel Certificates. Buyer shall have
received a


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fully executed original of each Estoppel Certificate.

                           5.1.7 Property Questionnaires. Buyer shall have
received Property Questionnaires for the Property, completed to the reasonable satisfaction of Buyer, and no such Property Questionnaire shall indicate any fact or circumstance that Buyer reasonably believes (based on advice of counsel) would be likely to result in Buyer losing its status as a real estate investment trust, as defined in Section 856 of the Internal Revenue Code (as amended), if the transactions contemplated hereby are consummated.

                           5.1.8 No Moratoria. No moratorium, statute,
regulation, ordinance, or federal, state, county or local legislation, or order, judgment, ruling or decree of any governmental agency or of any court shall have been enacted, adopted, issued, entered or pending which would adversely affect Buyer's intended use of the Property.

                  5.2 Failure of Buyer's Conditions. Subject and without limitation to Buyer's rights hereunder, including, without limitation, Section
11.2 hereof, if any of the Buyer's Conditions have not been fulfilled within the applicable time periods, Buyer may:

                           5.2.1 Waive and Close. Waive the Buyer's Condition
and close Escrow in accordance with this Agreement, without adjustment or abatement of the Purchase Price; or

                           5.2.2 Cure and Close. With regard to Buyer's right to
cure title matters pursuant to Section 4.8.2 only, cure the failure of the Buyer's Condition and reduce the Purchase Price by an amount equal to the cost of cure; or

                           5.2.3 Terminate. Terminate this Agreement by written
notice to Seller and to Escrow Agent, in which event Escrow Agent shall return the Deposit to Buyer, Buyer shall pay the cancellation charges of Title Company and Escrow Agent, and neither party shall thereafter have any rights or obligations to the other hereunder, except those provisions which expressly survive Closing or earlier termination of this Agreement.

                  5.3 Seller's Conditions. The obligation of Seller to render performance under this Agreement is subject to the following conditions precedent (and conditions concurrent with respect to deliveries to be made by the parties at Closing) ("Seller's Conditions"), which conditions may be waived, or the time for satisfaction thereof extended, by Seller only in a writing executed by Seller:

                           5.3.1 Buyer's Due Performance. All of the
representations


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and warranties of Buyer set forth in Section 8 hereof shall be true and correct as of the Closing Date, and Buyer, on or prior to the Closing Date, shall have complied with and/or performed all of the obligations, covenants and agreements required on the part of Buyer to be complied with or performed pursuant to the terms of this Agreement.

                  5.4 Failure of Seller's Conditions. Subject to Seller's rights hereunder in the event of a default by Buyer which results in the failure of a Seller's Condition, Seller may terminate this Agreement by delivery of written notice to Buyer and Escrow Agent, in which event Escrow Agent shall return the Deposit to Buyer, Buyer shall pay the cancellation charges of Title Company and Escrow Agent, and neither party shall thereafter have any rights or obligations to the other hereunder, except those provisions which expressly survive Closing or earlier termination of this Agreement.

6.    CLOSING.

                  6.1 Closing Date. Subject to the provisions of this Agreement, the Closing shall take place on the fifteenth (15th) day after the Due Diligence Termination Date, or on such other date as the parties hereto may agree. As used herein, the "Closing" shall mean the recordation of the Deed in the Official Records of the County of Gwinnett, State of Georgia (the "Official Records"), and the "Closing Date" shall mean the date upon which the Closing actually occurs.

                  6.2 Deliveries by Seller. Not less than two (2) Business Days prior to the Closing Date, Seller, at its sole cost and expense, shall deliver or cause to be delivered into Escrow the following documents and instruments, each dated as of the Closing Date and executed by Seller, in addition to the other items and payments required by this Agreement to be delivered by Seller:

                           6.2.1 Deed. The original executed, witnessed and
notarized Deed conveying the Property to Buyer or its nominee;

                           6.2.2 Nonforeign Affidavit. Two (2) originals of the
Nonforeign Affidavit in the form of Exhibit "H" attached hereto, each executed by Seller;

                           6.2.3 Assignment of Leases. Three (3) original
counterparts of the Assignment of Leases in the form of Exhibit "I" attached hereto, each executed by Seller, pursuant to which Seller shall assign all of Seller's rights and remedies under the Tenant Leases, including, without limitation, the right to any security deposits and prepaid rent, to Buyer pursuant to an assignment and assumption of leases and security deposits;


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                           6.2.4 Bill of Sale and Assignment. Three (3) original
counterparts of the Bill of Sale and Assignment in the form of Exhibit "J" attached hereto, each executed by Seller, pursuant to which Seller shall transfer to Buyer all the Personal Property and the Intangible Property, including, without limitation, the Property Documents, but excluding the Tenant Leases, in each case free of all liens and encumbrances;

                           6.2.5 Seller's Certificate. Three (3) original
Seller's Certificates, each executed by Seller;

                           6.2.6 Tenant Leases. An original, fully executed
counterpart of each of the Tenant Leases and any amendments, modifications, supplements and restatements thereto;

                           6.2.7 Proof of Authority. Such proof of Seller's
authority and authorization to enter into this Agreement and the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any instruments, documents or certificates on behalf of Seller to act for and bind Seller as may be reasonably required by Title Company or Buyer;

                           6.2.8 New Leases. At the Closing, Seller shall
deliver to Buyer four (4) counterparts of the Building Lease (as hereinafter defined) executed by all parties other than Buyer, in the form of Exhibit "O" to be attached hereto (the "Building Lease"). In addition to the Building Lease, Seller shall deliver to Buyer written leases or sub-leases in form and substance reasonably satisfactory to Buyer executed by all parties who will remain in occupancy as tenants or sub-tenants following the Closing, including, without limitation, any month-to-month tenants (together with the Building Lease, the "Permitted Leases"). The Permitted Leases shall be approved by Buyer prior to their execution;

                           6.2.9 Affidavit of Seller's Residence. Three (3)
originals of the Affidavit of Seller's Residence, in the form of Exhibit "P" attached hereto, each completed and executed by Seller; and

                           6.2.10 Other. Such other documents and instruments,
signed and properly acknowledged by Seller, if appropriate, as may be reasonably required by Buyer, Escrow Agent or otherwise in order to effectuate the provisions of this Agreement and the Closing of the transactions contemplated herein, including, without limitation, reasonable or customary title affidavits and indemnities.


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                  6.3 Deliveries by Buyer. On or before the Closing, Buyer, at its sole cost and expense, shall deliver or cause to be delivered into Escrow the following: (i) the balance of the Purchase Price pursuant to Section 2 hereof and Buyer's share of prorations and Closing Costs (as hereinafter defined), as provided in Sections 6.5 and 6.6, respectively, by wire transfer of immediately available funds; (ii) three (3) original executed counterparts of the Assignment of Leases; (iii) all counterparts of the Permitted Leases; and
(iv) such other documents and instruments, signed and properly acknowledged by Buyer, if appropriate, as may reasonably be required by Escrow Agent or otherwise in order to effectuate the provisions of this Agreement and the closing of the transactions contemplated herein.

                  6.4 Actions by Escrow Agent. Provided that Escrow Agent shall not have received written notice from Buyer or Seller of the failure of any condition to the Closing or of the termination of the Escrow and this Agreement, when Buyer and Seller have deposited into Escrow the documents and funds required by this Agreement, and Title Company is unconditionally and irrevocably committed to issue the Owner's Title Policy concurrently with the Closing, Escrow Agent shall, in the order and manner herein below indicated take the following actions:

                           6.4.1 Recording. Following Title Company's
acknowledgement that it is prepared and irrevocably committed to issue the Owner's Title Policy to Buyer, cause the Deed and any other documents which the parties hereto may mutually direct to be recorded in the Official Records and obtain conformed copies thereof for distribution to Buyer and Seller.

                           6.4.2 Funds. Upon receipt of confirmation of the
recordation of the Deed and such other documents as were recorded pursuant to
Section 6.4.1 above, disburse all funds deposited with it by Buyer as follows:

                           (a) Pursuant to the Closing Statement (as hereinafter
defined), retain for Escrow Agent's own account all escrow fees and costs, disburse to Title Company the fees and expenses incurred in connection with the issuance of the Owner's Title Policy, and disburse to any other persons or entities entitled thereto the amount of any other Closing Costs;

                           (b) Disburse to Seller an amount equal to the
Purchase Price, less or plus the net debit or credit to Seller by reason of the prorations and allocation of Closing Costs provided for in this Section 6. Seller's portion (as provided in Section 6.6 below) of the escrow fees, title fees and other Closing Costs shall be paid pursuant to clause (a) above; and

                           (c) Disburse to Buyer any remaining funds in the
possession of Escrow Agent after payments pursuant to (a) and (b) above have been completed.

                           6.4.3 Owner's Title Policy. Cause Title Company to
issue the Owner's Title Policy to Buyer.

                           6.4.4 Delivery of Documents. Deliver to Buyer and
Seller one original of each of all documents deposited into Escrow, other than the Deed and the Nonforeign Affidavit.

                  6.5 Prorations. Rentals, revenues, and other income, if any, from the Property, taxes, assessments, improvement bonds, service or other contract fees, utility costs, and other expenses affecting the Property shall be prorated between Buyer and Seller as of the Closing Date. For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore entitled to the income and responsible for the expenses, after 12:01 a.m. on the Closing Date. Delinquent rentals as of the Closing Date shall not be prorated and Seller hereby irrevocably assigns, as of the Closing Date, its entire right to collect the same to Buyer, provided, however, that any delinquent rentals actually collected by Buyer after the Closing Date shall be remitted to Seller after deducting Buyer's actual costs (including attorney's fees and costs) in the collection of such delinquent rentals and after applying such amounts to any rentals due and owing and attributable or allocable to the period after the Closing. On the Closing Date, Buyer shall be fully credited for
(i) security deposits which were paid by tenants to Seller, (ii) reimbursement expenses and other sums owed by Seller to tenants for work or disputes which occurred prior to the Closing Date or for work to be performed or allowances to be granted to any tenants upon or after the Closing Date pursuant to any Tenant Leases in existence as of the Closing Date, (iii) any commissions or brokerage fees payable upon or after the Closing Date in connection with any Tenant Leases in existence as of the Closing Date, and (iv) rentals already received by Seller attributable to periods after the Closing Date. All non-delinquent real estate taxes or assessments on the Property shall be prorated based on the actual current tax bill, but if such tax bill has not yet been received by Seller by the Closing Date or if supplemental taxes are assessed after the Closing for the period prior to the Closing, the parties shall make any necessary adjustment after the Closing by cash payment to the party entitled thereto so that Seller shall have borne all taxes, including all supplemental taxes, allocable to the period prior to the Closing and Buyer shall bear all taxes, including all supplemental taxes, allocable to the period after the Closing. If any expenses attributable to the Property and allocable to the period prior to the Closing are discovered or billed after the Closing, the parties shall make any necessary adjustment after the Closing by cash payment to the party entitled thereto so that Seller shall have borne all expenses allocable to the period prior to the Closing and Buyer shall bear all expenses allocable to the period from and after the Closing. The provisions of this Section 6.5 shall survive the Closing for a period of one (1) year.

                  Ten (10) days prior to the Closing, Escrow Agent shall deliver to each of the parties for their review and approval a preliminary closing statement (the "Preliminary Closing Statement") based on an income expense statement prepared by Seller, approved by Buyer, and delivered to Escrow Agent prior to said date, setting forth (i) the proration amounts allocable to each of the parties pursuant to this Section 6.5 and (ii) the Closing Costs allocable to each of the parties pursuant to Section 6.6 hereof. Based on each of the party's comments, if any, regarding the Preliminary Closing Statement, Escrow Agent shall revise the Preliminary Closing Statement and deliver a final, signed version of a closing statement to each of the parties at the Closing (the "Closing Statement").

                  6.6 Closing Costs. Each party shall pay its own costs and expenses arising in connection with the Closing (including, without limitation, its own attorney and advisor fees), except the following costs (the "Closing Costs"), which shall be allocated between the parties as follows:

                           (i)  Seller shall pay all documentary transfer,
stamp, sales and other taxes related to the transfer of the Property, one-half (1/2) of Escrow Agent's escrow fees and costs, and all premiums, costs and fees related to the delivery of the Owner's Title Policy, the cost of the Survey (if not already paid), and all recording fees related to the transfer of ownership of the Property.

                           (ii) Buyer shall pay one-half (1/2) of Escrow Agent's
escrow fees and costs.

                  6.7 Deliveries Outside of Escrow. Seller shall deliver possession of the Property to Buyer upon the Closing, subject to the Tenant Leases. Further, Seller hereby covenants and agrees to deliver to Buyer, on or prior to the Closing, the following items:

                           6.7.1 Approvals. Originals of the Approvals, or, if
Seller is not able to deliver originals after diligent efforts to locate such originals, copies of the Approvals certified to be true, complete and correct (as hereinafter defined);

                           6.7.2 Intangible Property. The Intangible Property,
including, without limitation, the original Property Documents and the original Tenant Leases; and

                           6.7.3 Personal Property. The Personal Property,
including, without limitation, all keys, pass cards, remote controls, security codes, computer software and other devices relating to access to the Improvements as required by the Permitted Leases.

7.    SELLER'S REPRESENTATIONS AND WARRANTIES.

                  Seller represents and warrants to and agrees with Buyer that, as of the date hereof and as of the Closing Date:

                  7.1 Title.

                           7.1.1 Ownership. Seller is the legal and equitable
owner of the Property, with full right to convey the same. Seller has not granted any options or rights of first refusal or rights of first offer to third parties to purchase or otherwise acquire an interest in the Property.

                           7.1.2 Encumbrances. To Seller's Knowledge, the
Property is free and clear of all liens, encumbrances, claims, rights, demands, rights of way, easements, leases (other than the Tenant Leases), agreements, covenants, conditions, and restrictions of any kind, except for (A) the Permitted Exceptions, and (B) the Tenant Leases.

                           7.1.3 Streets. To "Seller's Knowledge" (as
hereinafter defined), there are no existing, proposed, or contemplated plans to widen, modify, or realign any street or highway which affects the size of, use of, or set-backs on the Property.

                  7.2 Property Documents. To Seller's Knowledge, the Property Documents required to be delivered by Seller pursuant to the terms hereof constitute all of the material documents relating to the Property, and each such Property Document as delivered by Seller constitutes a true, correct and complete copy of such Property Document. There are no commitments or agreements known to Seller affecting the Property which have not been disclosed by Seller to Buyer in writing.

                  7.3  Leases.

                           7.3.1 The schedule attached hereto as Exhibit "K"
(the

"Schedule of Leases") is a true, correct and complete statement, as applicable, of all (i) the leases, tenancies and occupancies, including any extensions, modifications, amendments or guarantees thereof in effect at the Property (the "Tenant Leases"), (ii) the tenants at the Property, (iii) the dates of the Tenant Leases (including the commencement and expiration dates thereof), (iv) the annual base rents payable, the base year for escalations, the currently escalated rents and contributions to common area maintenance, operating expenses and insurance under the Tenant Leases, (v) the security deposits held by or deposited with Seller under the Tenant Leases, (vi) any and all options to extend, renew or cancel any Tenant Leases or to expand or decrease the space covered by any Tenant Lease (including any rights of first refusal), and (vii) any and all concessions, allowances, credits, rebates, offsets or other cases for relief or adjustment, including, without limitation, any unpaid reimbursements for tenant improvements and any "free" or "reduced" rent.

                           7.3.2 There are no security deposits or arrearages in
rent or additional rent under any of the Tenant Leases except as set forth on the Schedule of Leases. No rent has been prepaid under any Tenant Lease except as set forth on the Schedule of Leases.

                           7.3.3 All of the services required to be supplied to
each tenant and maintained in connection with the Property are presently being supplied and maintained and will continue to be supplied and maintained up to and as of the Closing Date.

                           7.3.4 Seller has received no notices of any failure
of Seller to supply any services which Seller is required to furnish pursuant to any Tenant Lease, and Seller has received no notice from any tenant (i) to cancel any Tenant Lease, (ii) that such tenant is or may become unable or unwilling to perform any or all of its obligations under its Tenant Lease, whether for financial or other reasons, or that an action or proceeding, voluntary or involuntary, is pending or threatened against such tenant under any section or sections of any bankruptcy or insolvency law, or (iii) that such tenant disputes the base rent or escalation rents or the computation of escalation rents pursuant to its Tenant Lease.

                           7.3.5 Seller has received no notices of any items of
work, repair, maintenance or construction to be completed by Seller pursuant to any Tenant Lease for the benefit of any tenant and Seller has no knowledge of any such work to be done.

                           7.3.6 As of the Closing Date, no tenant shall be
entitled to any additional work during the term of its Tenant Lease, except as set forth in the leases described on the Schedule of Leases.

                           7.3.7 The Tenant Leases are in full force and effect
and Seller has received no notice of any default by the landlord thereunder and has no knowledge of any fact or facts which would now or with the giving of notice or the passage of time or both be a default under the terms thereof, except as otherwise set forth on the Schedule of Leases.

                           7.3.8 As of the Closing Date, there will be no
brokerage or other leasing commissions payable in connection with any of the tenants or the Tenant Leases or any new leases or amendments of existing Tenant Leases.

                           7.3.9 All of the Tenant Leases are assignable to
Buyer in connection with its purchase of the Property without the necessity for any approval, consent or additional payment.

                  7.4 Condition of Property. The Property is in good condition and repair and free from any defects, including, without limitation, environmental, erosion, drainage or soil problems, physical, structural, mechanical, construction or electrical defects, defects in the parking lot pavement, or defects in utility systems. There is no material fact which has not been disclosed to Buyer in writing which has or could reasonably be expected to have a material adverse effect upon the Property, or the use or value thereof. This Agreement, together with the Property Documents and any matters heretofore disclosed to Buyer in writing by Seller, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein not materially misleading.

                  7.5 Special Assessments or Condemnation. There are not presently pending (i) any special assessments, except those shown as exceptions on the PTR, or (ii) condemnation actions against the Property or any part, and Seller has not received notice of any contemplated special assessments or eminent domain proceedings that would affect the Property.

                  7.6 Utilities. All water, sewer, electric, gas, telephone, and drainage facilities, and all other utilities required by law or for the normal operation of the Property are installed to the property lines of the Property, have been connected to the Improvements pursuant to valid permits, are in good working order, and are adequate to service the Property.

                  7.7 Service Contracts. There are no service, maintenance, repair, management, leasing, or supply contracts or other contracts (including, without limitation, janitorial, elevator and landscaping agreements) affecting the

Property, oral or written, except as set forth on the schedule attached hereto as Exhibit "L" (the "Service Contracts") and, except as set forth on such schedule, all Service Contracts are cancellable without cost at the option of Seller or the then owner of the Property upon not more than thirty (30) days prior written notice. All of the Service Contracts are assignable to Buyer in connection with its purchase of the Property without the necessity for any approval, consent or additional payment.

                  7.8 Employees. There are no employees who are employed by Seller nor any manager of the Property in the operation, management or maintenance of the Property.

                  7.9 Defaults. Seller is not in default of Seller's obligations or liabilities pertaining to the Property or the Property Documents; nor, to Seller's Knowledge, are there facts, circumstances, conditions, or events which, after notice or lapse of time, would constitute a default. Seller has not received notice or information that any party to any of the Property Documents considers a breach or default to have occurred; nor does Seller know of any reason that there is likely to be a default under any of the documents.

                  7.10 Consents and Releases. Seller has obtained all required consents, releases, and permissions to convey good, marketable and indefeasible title to Buyer.

                  7.11 Authority. This Agreement and all other documents delivered prior to or at the Closing (i) have been duly authorized, executed, and delivered by Seller; (ii) are binding obligations of Seller; (iii) are collectively sufficient to transfer all of Seller's rights to the Property; and
(iv) do not violate the formation documents of Seller. Seller further represents that it is a corporation, duly organized and existing in good standing under the laws of the State of Delaware, with its principal place of business in Georgia.

                  7.12 Bankruptcy. No filing or petition under the United States Bankruptcy Law or any insolvency laws, or any laws for composition of indebtedness or for the reorganization of debtors has been filed with regard to Seller.

                  7.13 Foreign Investment In Real Property Tax Act. Seller is not a foreign person within the meaning of 42 USCS ss. 1445(f)(3).

                  7.14 Existing Approvals. The documents set forth on Exhibit "M" attached hereto (collectively, the "Approvals") are in full force and effect and, to Seller's Knowledge, constitute all necessary or appropriate certifications, approvals, consents, authorizations, licenses, permits, easements, rights of way, and all valid, final and unconditional certificates of occupancy, or the equivalent permitting required by the applicable licensing agency, required by any governmental authority in connection with the ownership, development, use and maintenance of the Property. To Seller's Knowledge, all of the Approvals are transferable to Buyer without the necessity of any approval or consent or additional payment and no such transfer will affect the validity thereof.

                  7.15 Insurance. There are currently in effect casualty and liability insurance policies with respect to the Property. All premiums due on such insurance policies have been paid by Seller and Seller will maintain such insurance policies from the date hereof through the Closing Date or earlier termination of this Agreement. Seller has not received and has no knowledge of any notice or request from any insurance company requesting the performance of any work or alteration with respect to the Property. Seller has received no notice from any insurance company concerning, nor is Seller aware of, any defects or inadequacies in the Property which, if not corrected, would result in the termination of insurance coverage or increase its cost.

                  7.16 Litigation. Except as set forth on the schedule attached hereto as Exhibit "N", there are no actions, suits or proceedings before any judicial or quasi-judicial body, by any governmental authority or other third party, pending, or to Seller's Knowledge, threatened, against or affecting all or any portion of the Property and to Seller's Knowledge, there is no basis for any such action. There are no actions, suits or proceedings pending, contemplated or threatened by Seller in connection with all or any portion of the Property or Seller's ownership, rights, use, development or maintenance thereof, including, without limitation, tax reduction proceedings; and from and after the date hereof, Seller shall not commence or allow to be commenced on its behalf any action, suit or proceeding with respect to all or any portion of the Property without the prior written consent of Buyer. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending, or, to Seller's knowledge, threatened, against Seller. In the event any proceeding of the character described in this Section 7.18 is initiated prior to the Closing, Seller shall promptly advise Buyer in writing.

                  7.17 Compliance with Laws. The Property is in full compliance with all existing laws, rules, regulations, ordinances and orders of all applicable federal, state, city and other governmental authorities in effect as of the date of this Agreement (collectively, "Laws"), including, without limitation, all Laws with respect to zoning, building, fire and health codes, environmental protection and sanitation and pollution control. Seller has received no notice of, and has no knowledge of, any condition currently or previously existing on the Property or any portion thereof which may give rise to any violation of any existing Law applicable to the Property if it were disclosed to the authorities having jurisdiction over the Property.

                  7.18 No Restriction on Access. To Seller's Knowledge, no fact or condition exists which would prohibit or adversely affect the right of access to or from the Property from or to the existing highways and roads (all of such existing highways and roads being duly opened and dedicated to the municipality having jurisdiction thereof) and Seller has no knowledge of any pending or threatened restriction or denial, governmental or otherwise, upon such ingress and egress.

                  7.19 Storm Drainage. All storm water flowing from the Property drains either into a public system or onto a permitted location and through easements for the benefit of the Property.

                  7.20 Soils. Seller has no knowledge of any soil conditions adversely affecting the Property or any part thereof or Buyer's intended use.

                  7.21 No Conflicts. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document, or instrument or agreement, oral or written, to which Seller is a party or by which Seller or the Property is bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Seller or all or any portion of the Property.

                  7.22 Toxic or Hazardous Materials.

                           7.22.1 Definitions.

                           (a) "Environmental Claim" means any claim, action,
cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the manufacture, treatment, processing, distribution, use, transport, handling, deposit, storage, disposal, leaking or other presence, or release into the environment of any "Material of Environmental

Concern" (as hereinafter defined) in, at, on, under or about any location, whether or not owned or operated by Seller or (ii) circumstances forming the basis of any violation, or alleged violation, of any "Environmental Law" (as defined below).

                           (b) "Environmental Laws" means all federal, state and
local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

                           (c) "Material of Environmental Concern" means
chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products.

                           7.22.2 Representations and Warranties. Seller
represents and warrants to and agrees with Buyer that, as of the date hereof, and as of the Closing Date: (i) each of the Property and Seller is in full compliance with all applicable Environmental Laws relating to the Property, which compliance includes, but is not limited to, the possession by Seller of all permits and other governmental authorities required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) Seller has not received any communication (written or oral), whether from a governmental authority, citizens group, employee or other third party, that alleges that Seller is not in such full compliance and there are no circumstances that may prevent or interfere with such full compliance in the future; (iii) there is no Environmental Claim pending or, to Seller's Knowledge, threatened with regard to the Property; (iv) there are no past or present actions, activities, circumstances, conditions, events or incidents relating to the Property, including, without limitation, the manufacture, treatment, processing, distribution, use, transport, handling, deposit, storage, disposal, leaking, or other presence or release of any Material of Environmental Concern, that could form the basis of any Environmental Claim against (a) Seller or (b) any other person or entity, including, without limitation, persons or entities whose liability for any such Environmental Claim Seller has or may have retained or assumed either contractually or by operation of law; and (v) without in any way limiting the generality of the foregoing, (a) Seller has not stored, disposed or arranged for the disposal of Materials of Environmental Concern on the Property, except in accordance with applicable Environmental Laws, as disclosed on Exhibit "Q" attached hereto (b) there are no underground storage tanks located on the Property, (c) there is no asbestos contained in or forming part of any

Improvement, including, without limitation, any building, building component, structure or office space on the Property, and (d) no polychlorinated biphenyls
(PCBs) are used or stored at the Property.

                           7.22.3 Indemnification. Seller agrees to indemnify,
reimburse, defend, and hold Buyer harmless from, for and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, reasonable attorneys' fees, charges, disbursements and expenses actually incurred, and reasonable consultants' fees, charges, disbursements and expenses, asserted against, resulting to, imposed on, or incurred by Buyer, directly or indirectly, in connection with (i) the breach of any representation or warranty set forth in Section 7.21.2 of this Agreement or (ii) any event or condition, whether known or unknown to Seller or disclosed in any report provided to Buyer, which results, directly or indirectly, in an Environmental Claim, to the extent such event or condition occurred, existed, or arose out of conditions that occurred or existed, or were caused, in whole or in part, on or before the Closing.

                  7.23 Survival. All of the representations, warranties and agreements of Seller set forth in this Agreement shall be true upon the execution of this Agreement, shall be deemed to be repeated at and as of the Closing Date without the necessity of a separate certificate with respect thereto and shall survive the delivery of the Deed and other Closing instruments and documents for two (2) years. If Seller is unable to reaffirm any warranty or representation in Section 7 because of a change in facts or circumstances not caused by Seller, Seller will identify the change in either a notice given pursuant to Section 9.2 or in the reaffirmation delivered at Closing and the sole and exclusive remedy of Buyer available as a result of such change shall be to terminate this Agreement by giving written notice to Seller not later than the date of Closing, whereupon Escrow Agent shall return the Deposit to Buyer, Seller will pay the cancellation charges of Escrow Agent and neither party will have any further rights, duties or obligations under this Agreement, except those obligations which expressly survive termination.

                  7.24 Seller's Knowledge. As used in this Agreement, the phrase "to Seller's Knowledge" and words of similar import shall mean the best knowledge of Mark Reynolds and Jack Luchese, after reasonable inquiry and investigation of the files and materials readily available to such persons. Seller represents and warrants that the foregoing persons are those persons affiliated with Seller possessing the greatest experience and familiarity with the Property, and that no other person presently or previously affiliated with Seller possesses any equal or greater familiarity and experience with the Property.

                  7.25 As-Is. Except as expressly set forth herein, including, without limitation elsewhere in this Article 7, and except for those warranties in the Deed, Seller shall convey the Property to Buyer in its present "AS-IS" condition, without any warranties, expressed or implied.

8.    BUYER'S REPRESENTATIONS AND WARRANTIES.

                  Buyer represents and warrants to and agrees with Seller that, as of the date hereof, and as of the Closing Date:

                  8.1 No Conflicts. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document or instrument to which Buyer is a party or by which Buyer is bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Buyer or all or any portion of the Property.

                  8.2 Due Organization; Consents. Buyer is a corporation duly organized and existing in good standing under the laws of the State of Maryland with its principal place of business in the State of California. All requisite corporate action has been taken by Buyer in connection with entering into this Agreement, and will be taken prior to the Closing in connection with the execution and delivery of the instruments referenced herein and the consummation of the transactions contemplated hereby. No consent of any partner, shareholder, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required in connection herewith which has not been obtained.

                  8.3 Buyer's Authority; Validity of Agreements. Buyer has full right, power and authority to purchase the Property from Seller as provided in this Agreement and to carry out its obligations hereunder. The individual(s) executing this Agreement and the instruments referenced herein on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms hereof and thereof. This Agreement is and all other documents and instruments to be executed and delivered by Buyer in connection with this Agreement shall be duly authorized, executed and delivered by Buyer and shall be valid, binding and enforceable obligations of Buyer.

9.    ADDITIONAL COVENANTS OF SELLER.

                  In addition to the covenants and agreements of Seller set forth elsewhere in this Agreement, Seller covenants and agrees that between the date hereof and the Closing Date:

                  9.1 Title. Seller shall not directly or indirectly sell, assign or create any right, title or interest whatsoever in or to the Property, or create or permit to exist thereon any lien, charge or encumbrance other than the Permitted Exceptions, or enter into any agreement to do any of the foregoing, including, without limitation, any new Tenant Leases (or renewals, modifications or extensions of any Tenant Leases) or Service Contracts, without the prior written consent of Buyer, except that Seller may enter into the Permitted Leases as contemplated by Section 6.2.8.

                  9.2 Notice of Change in Circumstances. Seller shall promptly notify Buyer of any change in any condition with respect to the Property or any portion thereof or of any event or circumstance of which Seller becomes aware subsequent to the date of this Agreement which (a) materially, adversely affects the Property or any portion thereof or the use or operation of the Property or any portion thereof, (b) makes any representation or warranty of Seller to Buyer under this Agreement untrue or misleading, or (c) makes any covenant or agreement of Seller under this Agreement incapable or less likely of being performed, it being expressly understood that Seller's obligation to provide information to Buyer under this Section 9.2 shall in no way relieve Seller of any liability for a breach by Seller of any of its representations, warranties, covenants or agreements under this Agreement.

                  9.3 No Defaults; Maintenance of Property. Seller shall not default with respect to the performance of any obligation relating to the Property, including, without limitation, the payment of all amounts due and the performance of all obligations with respect to the Tenant Leases, the Service Contracts and any existing indebtedness relating to the Property. Seller shall operate and maintain the Property in accordance with Seller's past practice and all applicable Laws affecting the Property or any portion thereof.

                  9.4 Exclusive Negotiations. Seller shall (i) remove the Property from the market, (ii) cease and refrain from any and all negotiations with any other prospective optionees or purchasers of the Property, and (iii) advise Buyer of any negotiations with current or potential tenants at the Property.

                  9.5 Development Activities. Seller shall not take any actions with respect to the development of the Property, including, without limitation, applying for, pursuing, accepting or obtaining any permits, approvals or other development entitlements from any governmental or other regulatory entities or finalizing or entering into any agreements relating thereto without the prior written consent of Buyer (which consent may be granted or withheld in Buyer's sole and absolute discretion). Seller hereby agrees to reasonably cooperate with Buyer, at no expense to Seller, in Buyer's efforts to obtain such governmental approvals as Buyer deems necessary to permit Buyer to operate the Property as Buyer wishes.

                  9.6 No Pre-Paid Rent. Seller shall not accept any rent from any Tenant (or any new tenant under any new lease to which Buyer has consented) for more than one (1) month in advance of the payment date.

                  9.7 Service, Management and Employment Contracts. Seller shall not enter into, extend, renew or replace any existing service, property management or employment contracts in respect of the Property without the prior written consent of Buyer (which consent may be withheld in Buyer's sole and absolute discretion), unless the same shall be cancellable without penalty or premium, upon not more than thirty (30) days' notice from the owner of the Property and Seller shall immediately notify Buyer of any such entrance, extension, renewal or replacement

                  9.8 New Leases. Seller shall advise Buyer of any and all negotiations with current or potential tenants of the Property. Seller shall not enter into any new lease or extend any Tenant Lease without Buyer's prior written consent, which consent may be withheld in Buyer's sole and absolute discretion.


10.   RISK OF LOSS.

                  10.1 Condemnation. If, prior to the Closing Date, all or any portion of the Property is taken by condemnation or eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), Seller shall immediately notify Buyer of such fact after obtaining notice thereof. In such event, Buyer shall have the option to terminate this Agreement upon written notice to Seller given not later than thirty (30) days after receipt of such notice from Seller. Upon such termination, Escrow Agent shall return the Deposit to Buyer, the parties shall equally share the cancellation charges of Escrow Agent and Title Company, and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement. If Buyer does not elect to terminate this Agreement, Seller shall assign and turn over to Buyer, and Buyer shall be entitled to receive and keep, all awards for the taking by condemnation or Buyer shall be deemed to have accepted the Property subject to the taking without reduction in the Purchase

Price.

                  10.2 Casualty. Prior to the Closing and notwithstanding the pendency of this Agreement, the entire risk of loss or damage by earthquake, flood, landslide, fire, hurricane, tornado or other casualty shall be borne and assumed by Seller. If, prior to Closing any part of the Property is damaged or destroyed by earthquake, flood, landslide, fire, hurricane, tornado or other casualty (the "Casualty"), Seller shall immediately notify Buyer of such fact. In such event, Buyer shall have the option to terminate this Agreement in accordance with the preceding section upon written notice to Seller given not later than thirty (30) days after receipt of any such notice from Seller. If Buyer does not elect to terminate this Agreement, Seller shall assign and turn over, and Buyer shall be entitled to receive and keep, all insurance proceeds payable with respect to such destruction (which shall then be repaired or not at Buyer's option and cost), plus Seller shall pay over to Buyer an amount equal to the deductible amount with respect to the insurance and the parties shall proceed to Closing pursuant to the terms hereof without modification of the terms of this Agreement and without any reduction in the Purchase Price. If Buyer does not elect to terminate this Agreement by reason of any casualty, Buyer shall have the right to participate in any adjustment of the insurance claim. At Buyer's sole option, if the Casualty causes less than $50,000 total damage, (a) Seller shall, at Seller's sole cost, restore the Property to at least the same condition as of the effective date of this Agreement, and the Closing shall be postponed, or (b) Seller shall assign and turn over, and Buyer shall be entitled to receive and keep, all insurance proceeds payable with respect to such destruction (which shall then be repaired), plus Seller shall pay over to Buyer an amount equal to the deductible amount with respect to the insurance and the parties shall proceed to Closing pursuant to the terms hereof without modification of the terms of this Agreement and without any reduction in the Purchase Price.

11.   LIQUIDATED DAMAGES; SPECIFIC PERFORMANCE.

                  11.1 Liquidated Damages. IN THE EVENT THAT THE ESCROW AND THIS TRANSACTION FAIL TO CLOSE SOLELY AS A RESULT OF THE DEFAULT OF BUYER IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, BUYER AND SELLER AGREE THAT SELLER'S ACTUAL DAMAGES WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX. THE PARTIES THEREFORE AGREE THAT IN THE EVENT THAT ESCROW AND THIS TRANSACTION FAIL TO CLOSE SOLELY AS A RESULT OF THE DEFAULT OF BUYER IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER AND SELLER IS READY, WILING AND ABLE TO PERFORM ITS OBLIGATIONS HEREUNDER, SELLER, AS SELLER'S SOLE AND EXCLUSIVE REMEDY, IS

ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF THE DEPOSIT (INCLUSIVE OF INTEREST AND DIVIDENDS EARNED THEREON) THEN HELD BY ESCROW AGENT. IN THE EVENT ESCROW FAILS TO CLOSE SOLELY AS A RESULT OF BUYER'S DEFAULT AND SELLER IS READY, WILLING AND ABLE TO PERFORM ITS OBLIGATIONS HEREUNDER, THEN (1) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF BUYER AND SELLER HEREUNDER AND THE ESCROW CREATED HEREBY SHALL TERMINATE, (2) ESCROW AGENT SHALL, AND IS HEREBY AUTHORIZED AND INSTRUCTED TO, RETURN PROMPTLY TO BUYER AND SELLER ALL DOCUMENTS AND INSTRUMENTS TO THE PARTIES WHO DEPOSITED THE SAME, AND (3) ESCROW AGENT SHALL DELIVER THE DEPOSIT (INCLUSIVE OF INTEREST AND DIVIDENDS EARNED THEREON) THEN HELD BY ESCROW AGENT TO SELLER PURSUANT TO SELLER'S INSTRUCTIONS, AND THE SAME SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES. SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 11.1, AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.


---------------------                               ----------------------
 Seller's Initials                                     Buyer's Initials

                  11.2 Default by Seller. In the event that the Closing of the transaction contemplated in this Agreement does not occur by reason of any default by Seller, then (i) Escrow Agent shall return the Deposit to Buyer and
(ii) Buyer shall be entitled to pursue, as its exclusive remedies, either (a) the specific performance of this Agreement, provided that such action is filed within sixty (60) days of the alleged default by the Seller, or (b) recovery of the expenses and losses incurred by Buyer, directly or indirectly, as a result of Seller's breach in an amount not to exceed $125,000 plus all of Buyer's due diligence costs, attorneys' fees and costs actually incurred; provided, however, that any claims by Buyer for fraud are not subject to this recovery limit.

12.   BROKERS.

                  Seller and Buyer each hereby represent, warrant to and agree with each other that there are no broker or finder fees or commissions payable in connection with the transaction contemplated hereby, other than those payable to Atlanta Real Estate Partners which shall be paid by Seller in accordance with a separate agreement. Seller shall indemnify, protect, defend and hold Buyer harmless from and against any and all claims, losses, damages, costs and expenses (including reasonable attorneys' fees, charges and disbursements) actually incurred by Buyer by reason of any breach or inaccuracy of the representation, warranty and agreement of Seller contained in this Section 12. Buyer shall indemnify, protect, defend and hold Seller harmless from and against any and all claims, losses, damages, costs and expenses (including reasonable attorneys' fees, charges and disbursements) actually incurred by Seller by reason of any breach or inaccuracy of the representation, warranty and agreement of Buyer contained in this Section 12. The provisions of this Section 12 shall survive the Closing or earlier termination of this Agreement and not be subject to the limitations contained in Section 11.

13.   CONFIDENTIALITY.

                  13.1 Buyer. Buyer agrees that until the Closing, except as otherwise provided herein or required by law and except for the exercise by Buyer of any remedy hereunder, Buyer shall (a) keep confidential the pendency of this transaction and the documents and information supplied by Seller to Buyer,
(b) disclose such information only to Buyer's agents, employees, contractors, consultants or attorneys, as well as lenders (if any), investment bankers, venture capital groups, investors, title company personnel and Tenants, with a need to know in connection with Buyer's review and consideration of the Property, provided that Buyer shall inform all persons receiving such information from Buyer of the confidentiality requirement and (to the extent within Buyer's control) cause such confidence to be maintained, and (c) upon the termination of this Agreement prior to the Closing, return to Seller promptly upon request all copies of documents and materials supplied by Seller. Disclosure of information by Buyer shall not be prohibited if that disclosure is of information that is or becomes a matter of public record or public knowledge as a result of the Closing of this transaction or from sources other than Buyer or its agents, employees, contractors, consultants or attorneys.

                  13.2 Seller. Seller agrees that both prior to and after the Closing, except as otherwise provided herein (including the Estoppel Certificates) or required by law, and except for the exercise by Seller of any remedy hereunder, Seller shall (a) keep confidential the pendency of this transaction with Buyer and the identity of Buyer and the relationship between Buyer and the entity to which Buyer may assign this Agreement or which Buyer designates as the party to whom Seller shall convey the Property at the Closing, and (b) disclose such information only to Seller's agents, employees, contractors, consultants or attorneys, as well as Tenants and title company personnel, with a need to know such information in connection with effecting this transaction, provided that Seller shall inform all such persons receiving such confidential information from Seller of the confidentiality requirement and (to the extent within Seller's control) cause such confidence to be maintained. Disclosure of the pendency of this transaction by Seller shall not be prohibited if that disclosure is of information that is or becomes a matter of public record or public knowledge as a result of the Closing of this transaction or from sources other than Seller or its agents, employees, contractors, consultants or attorneys.

14.   INDEMNIFICATION.

                  Buyer hereby agrees to indemnify, defend and hold Seller harmless from and against any claims, demands, obligations, losses, costs, damages, liabilities, judgments or expenses (including reasonable attorneys' fees, charges and disbursements) arising out of or in connection with the ownership, operation or maintenance of the Property after the Closing. Seller hereby agrees to indemnify, defend and hold Buyer harmless from and against any claims, demands, obligations, losses, costs, damages, liabilities, judgments or expenses (including reasonable attorneys' fees, charges and disbursements) arising out of or in connection with the ownership, operation or maintenance of the Property prior to the Closing. Each party shall do, execute and deliver, or shall cause to be done, executed and delivered, all such further acts and instruments which the other party may reasonably request in order to more fully effectuate the indemnifications provided for in this Agreement. The provisions of this Section 14 shall survive the Closing.

15.   MISCELLANEOUS PROVISIONS.

                  15.1 Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, without regard to its principles of conflicts of law.

                  15.2 Entire Agreement; Modifications; Waiver.

                           15.2.1 Entire Agreement. This Agreement, including
the exhibits and schedules attached hereto, constitutes the entire agreement between Buyer and Seller pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith. Without limiting the foregoing, upon the execution of this Agreement, that certain Letter of Intent, dated as of December 2, 1997, between Buyer and Seller, shall terminate and be of no further force or effect.

                           15.2.2 Modification. No supplement, modification,
waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                  15.3 Notices. All notices, consents, requests, reports, demands or other communications hereunder (collectively, "Notices") shall be in writing and may be given by (i) personal delivery which shall be deemed given when received, (ii) reputable overnight courier which shall be deemed given the business day following the date on the courier's receipt of pick-up, subject to acts of God or war, governmental restrictions, strikes, or other reasons beyond the control of either Buyer or Seller.

         To Buyer:                  Alexandria Real Estate Equities, Inc.
                                    135 N. Los Robles Ave., Suite 250
                                    Pasadena, California 91101
                                    Attention:  Corporate Secretary
                                    Telephone:  (626) 578-0777
                                    Facsimile:  (626) 578-0770

         With A Copy to:            Alexandria Real Estate Equities, Inc.
                                    11440 West Bernardo Court, Suite 170
                                    San Diego, California  92127
                                    Attention:  Gary A. Kreitzer, Esq.
                                    Telephone:  (619) 592-6801
                                    Facsimile:    (619) 592-6814

         With A Copy To:            Skadden, Arps, Slate, Meagher & Flom
                                    300 South Grand Avenue, Suite 3400
                                    Los Angeles, California  90071
                                    Attention:  George M. Eshaghian, Esq.
                                    Telephone:  (213) 687-5215
                                    Facsimile:  (213) 687-5600

         To Seller:                 CytRx Corporation
                                    154 Technology Parkway
                                    Norcross, Georgia  30092
                                    Attention:  Mr. Jack Luchese
                                    Telephone: (770) 368-9500
                                    Facsimile:  (770) 448-3357

         With A Copy To:            Alston & Bird
                                    1201 W. Peachtree Street
                                    Atlanta, Georgia  30309-3424
                                    Attention: Homer Lee Walker, Esq.
                                    Telephone:  (404) 881-7338
                                    Facsimile:  (404) 881 7777

         To Escrow Agent:           Chicago Title Insurance Company

                                    ----------------------------------

                                    ----------------------------------
                                    Attention:
                                              ------------------------
                                    Telephone:
                                              ------------------------
                                    Facsimile:
                                              ------------------------

                  15.4 Expenses. Subject to the allocation of Closing Costs provided in Section 6.6 hereof, whether or not the transactions contemplated by this Agreement shall be consummated, all fees and expenses incurred by any party hereto in connection with this Agreement shall be borne by such party.

                  15.5 Assignment.

                           15.5.1 Seller's Right to Assign. Seller shall not
have the right, power, or authority to assign, pledge or mortgage this Agreement or any portion of this Agreement, or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily, or by operation of law, without Buyer's prior written consent.

                           15.5.2 Buyer's Right to Assign. Except as otherwise
provided in this Agreement, Buyer shall have the right, power, and authority to assign this Agreement (including, without limitation, an assignment for security purposes) or any portion of this Agreement or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily or by operation of law, without Seller's consent. Upon an assignment, Buyer shall be relieved of all obligations under this Agreement and the Escrow, except the indemnification obligations of Buyer pursuant to Section 4.7 and Section 12 of this Agreement, which shall expressly survive assignment.

                  15.6 Severability. Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.

                  15.7 Successors and Assigns; Third Parties. Subject to and without waiver of the provisions of Section 15.5 hereof, all of the rights, duties, benefits, liabilities and obligations of the parties shall inure to the benefit of, and be binding upon, their respective successors and assigns. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

                  15.8 Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

                  15.9 Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

                  15.10 Time of the Essence. Time shall be of the essence with respect to all matters contemplated by this Agreement.

                  15.11 Further Assistance. In addition to the actions recited herein and contemplated to be performed, executed, and/or delivered by Seller and Buyer, Seller and Buyer agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered at the Closing or after the Closing any and all such further acts, instruments, deeds and assurances as may be reasonably required to consummate the transactions contemplated hereby.

                  15.12 Number and Gender. Whenever the singular number is used, and when required by the context, the same includes the plural, and the masculine gender includes the feminine and neuter genders.

                  15.13 Construction. This Agreement shall not be construed more strictly against one party hereto than against any other party hereto merely by virtue of the fact that it may have been prepared by counsel for one of the parties.

                  15.14 Post-Closing Access to Records. Upon receipt by Seller of Buyer's reasonable written request at anytime and from time to time within a period of one (1) year after the Closing, Seller shall make available (or cause its property manager or asset manager, as applicable, to make available) to Buyer and its accountants and designees, for inspection and copying during normal business hours and at Buyer's sole cost and expense, (i) all accounting records relating to the Property (but not confidential records relating to Seller's business conducted on the Property) for the calendar year period ended December 31, 1997, and for the period from January 1, 1998 through the Closing Date, including, without limitation, all general ledgers, cash receipts, cancelled checks and other accounting documents or information reasonably requested by Buyer and related to the Property, and (ii) all other records related to the Property, in either case whether in the possession or control of Seller or Seller's property manager, asset manager or other agent.

                  15.15 Exhibits. All exhibits attached hereto are hereby incorporated by reference as though set out in full herein.

                  15.16 Attorneys' Fees. In the event that either party hereto brings an action or proceeding against the other party to enforce or interpret any of the covenants, conditions, agreements or provisions of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover all costs and expenses of such action or proceeding, including, without limitation, reasonable attorneys' fees, charges and disbursements actually incurred, and the reasonable fees and costs of expert witnesses actually incurred.

                  15.17 Business Days. As used herein, the term "Business Day" shall mean a day that is not a Saturday, Sunday or legal holiday. In the event that the date for the performance of any covenant or obligation under this Agreement shall fall on a Saturday, Sunday or legal holiday, the date for performance thereof shall be extended to the next Business Day.


                    [Remainder of page intentionally blank.]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    BUYER:

                                    ALEXANDRIA REAL ESTATE EQUITIES, INC.,
                                    a Maryland corporation


Execution Date: ________, 1998      By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Its:
                                        --------------------------------------


                                    SELLER:

                                    CYTRX CORPORATION,
                                    a Delaware corporation


Execution Date: ________, 1998      By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Its:
                                        --------------------------------------

ESCROW AGENT:
The undersigned Escrow Agent accepts the foregoing Agreement of Purchase and Sale and Joint Escrow Instructions and agrees to act as Escrow Agent under this Agreement in strict accordance with its terms.

CHICAGO TITLE INSURANCE COMPANY     Date: ____________, 1998


By:
   ------------------------------
   Name:
        -------------------------
   Its:
       --------------------------

                                LIST OF EXHIBITS


EXHIBIT "A"       LEGAL DESCRIPTION [TO BE PROVIDED BY SELLER]

EXHIBIT "B"       PERSONAL PROPERTY INVENTORY

EXHIBIT "C"       ESTOPPEL CERTIFICATE

EXHIBIT "D"       PROPERTY QUESTIONNAIRE

EXHIBIT "E"       SURVEYOR'S CERTIFICATE

EXHIBIT "F"       DEED

EXHIBIT "G"       SELLER'S CERTIFICATE

EXHIBIT "H"       NONFOREIGN AFFIDAVIT

EXHIBIT "I"       ASSIGNMENT OF LEASES

EXHIBIT "J"       BILL OF SALE AND ASSIGNMENT

EXHIBIT "K"       SCHEDULE OF LEASES

EXHIBIT "L"       SERVICE CONTRACTS

EXHIBIT "M"       APPROVALS

EXHIBIT "N"       LITIGATION

EXHIBIT "O"       NEW LEASE - 154 TECHNOLOGY PARKWAY

EXIBHIT "P"       AFFIDAVIT OF SELLER'S RESIDENCE

EXHIBIT "Q"       DISCLOSED STORAGE OR DISPOSAL OF MATERIALS OF
                  ENVIRONMENTAL CONCERN [TO BE PROVIDED BY SELLER]